UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
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Date of Report (Date of earliest event reported) October 21, 2005 (October 17, 2005)

Cendant Corporation
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10308 (Commission File No.)	06-0918165 (I.R.S. Employer Identification Number)
9 West 57th Street New York, NY (Address of principal executive office)		10019 (Zip Code)

Registrant's telephone number, including area code  (212) 413-1800

None
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 17, 2005, we completed the sale of the companies that comprise our Marketing Services Division ("MSD") pursuant to a definitive agreement, dated July 26, 2005, among Affinity Acquisition, Inc. (now known as Affinion Group, Inc.) and Affinity Acquisition Holdings, Inc. (now known as Affinion Group Holdings, Inc.) (the “parent”), two affiliates of Apollo Management V, L.P. (“Apollo”), for approximately $1.8 billion. The purchase price consisted of approximately $1.7 billion in cash, net of estimated closing adjustments, plus $125 million face value of newly issued preferred stock of the parent. In addition, we received warrants to purchase up to 7.5 percent of the common equity of the parent, which will become exercisable upon the earlier of four years or the achievement by Apollo of certain investment return hurdles. Cendant will remain a marketing partner and a provider of travel services to MSD through a number of commercial arrangements.

As of June 30, 2005, MSD had assets and liabilities of approximately $1.1 billion and $760 million, respectively. In connection with this transaction, we expect to record a gain on the sale of these businesses in excess of $1 billion, pre-tax. This expected gain is based upon the estimated net book value of MSD as of the closing and is subject to change, including revisions related to (i) an independent valuation of the non-cash consideration, the indemnities we are providing to the purchaser and certain residual guarantees and (ii) assumptions concerning income taxes.

A copy of the press release announcing that we completed the disposition of MSD is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 8.01	Other Events.

On October 18, 2005, we announced that our board of directors formally declared a regular quarterly cash dividend of $0.11 per common share, payable December 13, 2005 to stockholders of record as of November 21, 2005. A copy of such announcement is attached as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(b)  Pro forma financial information.

The second paragraph of Item 2.01 above is incorporated by reference herein.

(c)  Exhibits.

99.1	Press Release: Cendant Corporation Completes Previously Announced Sale of Marketing Services Division.
99.2	Press Release: Cendant’s Board of Directors Approves Quarterly Cash Dividend of $0.11 Per Common Share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENDANT CORPORATION
By:	/s/ Eric J. Bock
Eric J. Bock Executive Vice President, Law and Corporate Secretary

Date: October 21, 2005

CENDANT CORPORATION
Current Report on Form 8-K
Report dated October 21, 2005 (October 17, 2005)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release: Cendant Corporation Completes Previously Announced Sale of Marketing Services Division.
99.2	Press Release: Cendant’s Board of Directors Approves Quarterly Cash Dividend of $0.11 Per Common Share.